SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                           ----------------------

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                    PRAECIS PHARMACEUTICALS INCORPORATED
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           (Exact name of registrant as specified in its charter


             Delaware                                 04-3200305
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(State of incorporation or organization)  (I.R.S. Employer Identification No.)


    One Hampshire Street, Cambridge, Massachusetts         02139-1572
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   (Address of principal executive offices)                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class          Name of each exchange on which
         to be registered            each class is to be registered
        -------------------          ------------------------------
                N/A                              N/A


      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [ ]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [ X ]

      Securities Act registration statement file number to which this form relates: 333-96351

      Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, par value $.01 per share
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                              (Title of class)




               INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         Capital Stock

         The information required by Item 202 of Regulation S-K is provided under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (Registration No. 333-96351), as initially filed with the Securities and Exchange Commission on February 8, 2000, and as amended from time to time (as so amended, the "Registration Statement"). Such portion of the Registration Statement is hereby incorporated by reference and made a part hereof.

ITEM 2.  EXHIBITS


         1. Amended and Restated Certificate of Incorporation, as amended (included as Exhibit 3.1 to the Registration Statement and incorporated by reference herein)

         2.   Amendment to Amended and Restated Certificate of
              Incorporation, as amended (included as Exhibit 3.2 to the Registration Statement and incorporated by reference herein)

         3. Form of Amended and Restated Certificate of Incorporation (included as Exhibit 3.3 to the Registration Statement and incorporated by reference herein)

         4. Amended and Restated By-Laws (included as Exhibit 3.4 to the Registration Statement and incorporated by reference herein)

         5. Form of Amended and Restated By-Laws (included as Exhibit 3.5 to the Registration Statement and incorporated by reference herein)

         6. Specimen Certificate representing shares of common stock (included as Exhibit 4.1 to the Registration Statement and incorporated by reference herein)

         7. Warrant to purchase Series A Convertible Preferred Stock dated as of August 12, 1998 held by Comdisco, Inc. (included as Exhibit 4.2 to the Registration Statement and incorporated by reference herein)

         8. Warrant to purchase Series A Convertible Preferred Stock dated as of August 12, 1998 held by Gregory Stento (included as Exhibit 4.3 to the Registration Statement and incorporated by reference herein)

         9. Warrant to purchase Common Stock dated May 13, 1997 (included as Exhibit 4.4 to the Registration Statement and incorporated by reference herein)

         10. Amended and Restated Stockholders Agreement dated as of April 30, 1998 by and among the Registrant and certain stockholders referred to therein, as amended by Amendment No. 1 dated as of May14, 1998, Amendment No. 2 dated as of July 21, 1998 and Amendment No. 3 dated January 31, 2000 (included as Exhibit
              10.4 to the Registration Statement and incorporated by reference herein)

         11. Stock and Warrant Purchase Agreement dated as of May 13, 1997 by and between Sylamerica, Inc. and the Registrant (included as Exhibit 10.5 to the Registration Statement and incorporated by reference herein)




                                 SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              PRAECIS PHARMACEUTICALS INCORPORATED


                              By   /s/ Kevin F. McLaughlin
                                ---------------------------------------------
                                Name:  Kevin F. McLaughlin
                                Title: Senior Vice President, Chief Financial
                                       Officer, Treasurer and Secretary

Dated:  April 11, 2000





EXHIBIT
NUMBER      EXHIBIT
-------     -------

   1. Amended and Restated Certificate of Incorporation, as amended (included as Exhibit 3.1 to the Registration Statement and incorporated by reference herein)

   2. Amendment to Amended and Restated Certificate of Incorporation, as amended (included as Exhibit 3.2 to the Registration Statement and incorporated by reference herein)

   3. Form of Amended and Restated Certificate of Incorporation (included as Exhibit 3.3 to the Registration Statement and incorporated by reference herein)

   4. Amended and Restated By-Laws (included as Exhibit 3.4 to the Registration Statement and incorporated by reference herein)

   5. Form of Amended and Restated By-Laws (included as Exhibit 3.5 to the Registration Statement and incorporated by reference herein)

   6. Specimen Certificate representing shares of a common stock (included as Exhibit 4.1 to the Registration Statement and incorporated by reference herein)

   7. Warrant to purchase Series A Convertible Preferred Stock dated as of August 12, 1998 held by Comdisco, Inc. (included as
            Exhibit 4.2 to the Registration Statement and incorporated by reference herein)

   8. Warrant to purchase Series A Convertible Preferred Stock dated as of August 12, 1998 held by Gregory Stento (included as
            Exhibit 4.3 to the Registration Statement and incorporated by reference herein)

   9. Warrant to purchase Common Stock dated May 13, 1997 (included as Exhibit 4.4 to the Registration Statement and incorporated by reference herein)

  10. Amended and Restated Stockholders Agreement dated as of April 30, 1998 by and among the Registrant and certain stockholders referred to therein, as amended by Amendment No. 1 dated as of May14, 1998, Amendment No. 2 dated as of July 21, 1998 and Amendment No. 3 dated January 31, 2000 (included as Exhibit
            10.4 to the Registration Statement and incorporated by reference herein)

  11. Stock and Warrant Purchase Agreement dated as of May 13, 1997 by and between Sylamerica, Inc. and the Registrant (included as Exhibit 10.5 to the Registration Statement and incorporated by reference herein)